Page 33
                                                             Exhibit 10(iii)A(6)
                ASPIRATION ACHIEVEMENT INCENTIVE AWARD AGREEMENT
                             FOR EXECUTIVE OFFICERS



         THIS AGREEMENT, made as of the 15th day of May, 2000 (the "Grant Date"), between NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation ("NSI"), and National Service Industries, Inc. (GA), a Subsidiary of NSI (together, the "Company"), and joseph g. parham, jr. (the "Grantee").

         WHEREAS, NSI has adopted the National Service Industries, Inc. Long-Term Achievement Incentive Plan (the "Plan") in order to provide additional incentives to certain officers and key employees of NSI and its Subsidiaries; and

         WHEREAS, the Committee responsible for administration of the Plan has determined to grant to the Grantee an Aspiration Achievement Incentive Award as provided herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Grant of Aspiration Award.

                  1.1 The Company hereby grants to the Grantee an Aspiration Achievement Incentive Award (the "Award"), which has a value determined as provided in Section 2 below based upon the performance of NSI during the Performance Cycle from September 1, 1998 to August 31, 2001. As provided in the Plan, Grantee's right to payment of this Award is dependent upon Grantee's continued employment in Grantee's current position with the Company, or in a position with responsibilities of substantially similar value to the Company during the Performance Cycle. Under certain circumstances as described below, Grantee may be entitled to receive payment for some portion of the Award if Grantee's employment terminates prior to the end of the Performance Cycle.

                  1.2 The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. This Agreement shall be construed in accordance with, and subject to, the provisions of the Plan (the provisions of which are hereby incorporated by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

         2.       Performance Measure and Performance Levels.

                  The Committee has established the performance measure (the "Performance Measure"), and award and performance levels set forth in Appendix A attached hereto. The chart in Appendix A specifies a Commitment performance

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                                                             Exhibit 10(iii)A(6)

level, at which the Commitment Level Award will be paid, an Aspiration performance level, at or above which an Aspiration Level Award will be paid, and a threshold performance level, at which a minimum incentive award will be paid and below which no award will be paid. For each level of performance at or above the threshold performance level through the Aspiration performance level, Grantee will receive an award determined in accordance with the chart and formulae set forth in Appendix A. The terms used in determining the Performance Measure are defined in Appendix B.

         3.       Determination of Aspiration Award.

                  3.1 Determination Notice. Subject to Section 3.2, as soon as practical following the last day of the Performance Cycle, the Committee will determine, in accordance with Section 7(c) of the Plan, the performance level of NSI with respect to the Performance Measure for the Performance Cycle. The Committee may in determining the performance level with respect to the Performance Measure adjust NSI's financial results for the Performance Cycle to exclude the effect of unusual charges or income items which are distortive of financial results for the Performance Cycle; provided, that, in determining financial results, items whose exclusion from consideration will increase the performance level of NSI shall only have their effects excluded if they constitute "extraordinary items" under generally accepted accounting principles and all such items shall be excluded. The Committee shall also adjust the performance calculations to exclude the unanticipated effect on financial results of changes in the Code, or other tax laws, and the regulations thereunder. The Committee shall also exclude from consideration the effect on financial performance of each of the following events or items where the result of excluding the particular event or item is to increase the performance level of NSI: (i) an acquisition or a divestiture involving more than $10 million in net worth or $25 million in business revenues; (ii) an equity restructuring involving more than $1 million; (iii) asset impairment charges involving more than $1 million and restructuring costs involving more than $1 million associated with facility closings or reduction in employment levels; (iv) changes in accounting treatment or rules involving more than $1 million. The Committee may decrease the amount of the Award otherwise payable to Grantee if, in the Committee's view, such adjustment is necessary or desirable, regardless of the extent to which the Performance Measure has been achieved. The Committee may establish such guidelines and procedures for reducing the amount of an Award as it deems appropriate.

                  The Company will notify the Grantee (or the executors or administrators of the Grantee's estate, if applicable) of the Committee's determination (the "Determination Notice"). The Determination Notice shall specify the performance level of NSI with respect to the Performance Measure for the Performance Cycle and the amount of Award (if any) Grantee will be entitled to receive. Unless the Committee determines otherwise at the time the Award is paid and except as otherwise provided in the event of a Change in Control, the amount Grantee is entitled to receive will be paid one-half in cash and one-half in Shares. The Shares will be valued at their Fair Market Value

                                                                         Page 35
                                                             Exhibit 10(iii)A(6)

as of the last day of the Performance Cycle. Except in the case of a Change in Control, the Committee may, in its discretion, attach restrictions, terms, and conditions to the Shares issued as part of the Award.

                  3.2 Significant Corporate Events. If, during a Performance Cycle, NSI consummates an acquisition or disposition that (i) involves assets whose value equals or exceeds 20% of the total value of NSI's assets, (ii) represents a part of the business whose revenues equal or exceed 20% of the total of NSI's revenues, or (iii) causes a material restructuring of NSI, the following rules shall apply:

                           (a)      If the  transaction  is  consummated  during
the first year of the Performance Cycle, the Performance Cycle and the Grantee's outstanding Award will be terminated with no payout and a new Performance Cycle containing a new Award will be started.

                           (b)      If the  transaction  is  consummated  after
the first year of the Performance Cycle, the Performance Cycle will end and the outstanding Award will be determined and paid at NSI's actual performance level to such date, taking into account the adjustments provided for in Section
3.1 above and using prorated performance levels of the Performance Measure to reflect the portion of the Performance Cycle that had elapsed as of the date of consummation of the acquisition or disposition. Payment of the Award will be made as soon as practical after it is determined. A new Performance Cycle will be started to cover the period remaining in the initial Performance Cycle or, if that result is not practical, the Committee will make an appropriate adjustment to reflect the premature termination of the initial Performance Cycle

                           If, during a Performance  Cycle,  NSI consummates an
acquisition or disposition that is not covered by the special provisions of this
Section 3.2, the financial effects of such acquisition or disposition shall be handled as provided in Section 3.1.

                           Any actions  under this Section 3.2 shall be taken in
accordance with the requirements of Code Section 162(m) and the regulations thereunder.

         4.       Termination of Employment.

                  4.1 In General.  Except as provided in Sections  4.2, 4.3, and
4.4 below, in the event that the Grantee's employment terminates during a Performance Cycle, all unearned Aspiration Awards shall be immediately forfeited by the Grantee.

                  4.2 Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of the Grantee is terminated by reason of death or Disability during a Performance Cycle, the Grantee shall be entitled to a prorated payout with respect to the unearned Award. The prorated payout shall be determined by the Committee based upon the length of time that the

Page 36
                                                             Exhibit 10(iii)A(6)

Grantee was actively employed during the Performance Cycle relative to the full length of the Performance Cycle; provided, that payment shall only be made to the extent at the end of the Performance Cycle the Award would have been earned based upon the performance level achieved for the Performance Cycle (taking into account the adjustment provisions and other rules in Section 3 above); and provided, further, that the performance level used to determine the prorated award cannot exceed 200% of the Commitment performance level.

                  In the event of Grantee's Retirement (on or after age 65), the full Award shall continue to be eligible for payout at the end of the Performance Cycle, just as if Grantee had remained employed for the remainder of the Performance Cycle (including if the Grantee dies after Retirement but before the end of the Performance Cycle). At the end of the Performance Cycle, the Committee shall make its determination in the same manner as provided in Section 3.

                  Payment  of  earned   Awards  to  Grantee  in the  event  of
termination due to death, Disability, or Retirement shall be made at the same time payments would be made to Grantee if Grantee did not terminate employment during the Performance Cycle.

                  4.3 Change In Control. Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs during the Performance Cycle, then the Grantee's Award shall be determined for the Performance Cycle then in progress as though the Performance Cycle had ended as of the date of the Change in Control and the outstanding Award will be paid at the Commitment Level Award or the actual performance level to such date (using, for such purpose, prorated performance levels of the Performance Measure to reflect the portion of the Performance Cycle that has elapsed as of the date of the Change in Control), whichever provides the greater payment. The Award determined in accordance with the preceding sentence shall be fully vested and payable immediately to the Grantee. The Committee shall determine the amount of the Award under this
Section 4.3, subject to the terms of this section, and no downward adjustment of the Award which would result in reduction of the Award by more than 50% shall be permitted. The Award will be paid in full in cash, unless the Grantee elects to receive one-half of the Award in Shares. For purposes of determining the number of Shares to be paid to the Grantee under this Section 4.3, the Fair Market Value of a Share shall be determined by taking the average closing price per share for the last twenty (20) trading days prior to the commencement of the offer, transaction, or other event which resulted in a Change in Control.

                  4.4 Termination Without Cause. In the event Grantee's employment is terminated by the Company without Cause more than one (1) year after the commencement of the Performance Cycle and prior to the end of the Performance Cycle, the Grantee shall be entitled to a prorated payout of the Award based upon the length of time that the Grantee was actively employed during the Performance Cycle relative to the full length of the Performance Cycle; provided, that payment shall be made only to the extent at the end of the Performance Cycle the Award would have been earned based upon the performance

                                                                         Page 37
                                                             Exhibit 10(iii)A(6)

level achieved during the Performance Cycle (taking into account the adjustment provisions and other rules in Section 3 above); and provided, further, that the performance level used to determine the prorated award cannot exceed 200% of the Commitment performance level. Payment shall be made to Grantee at the same time as if Grantee had not terminated employment during the Performance Cycle.

         5.       No Right to Continued Employment.

                  Nothing in this Agreement or the Plan shall be interpreted to confer upon the Grantee any rights with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee's employment at any time.

         6.       Nonassignment.

                  The Grantee shall not have the right to assign, alienate, pledge, transfer, or encumber any amounts due Grantee hereunder, and any attempt to assign, alienate, pledge, transfer, or encumber Grantee's rights or benefits shall be null and void and not recognized by the Plan or the Company.

         7.       Modification of Agreement.

                  This  Agreement  may  be  modified,   amended,  suspended,  or
terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

         8.       Severability; Governing Law.

                  Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

                  The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

         9.       Successors in Interest.

                  This Agreement shall inure to the benefit of and be binding upon any successor to the Company. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee's heirs, executors, and administrators.

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                                                             Exhibit 10(iii)A(6)

         10.      Resolution of Disputes.

                  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction, or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding, and conclusive on the Grantee and the Company for all purposes.

         11.      Withholding of Taxes.

                  The Company shall have the right to deduct from any amount payable under this Agreement, an amount equal to the federal, state, and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any such amount. In satisfaction of all or part of the Withholding Taxes, the Grantee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Company, to have withheld a portion of the Shares issuable to him or her pursuant to an Award, having an aggregate Fair Market Value equal to the Withholding Taxes.

         12.      Shareholder Approval.

                  The effectiveness of this Agreement and of the grant of the Award pursuant hereto is subject to the approval of the Plan by the stockholders of NSI in accordance with the terms of the Plan.

                               NATIONAL SERVICE INDUSTRIES, INC.



                               By: /s/ JAMES S. BALLOUN
                               JAMES S. BALLOUN
                               Chairman, President and Chief Executive Officer



                               National Service Industries, Inc. (GA),
                               Subsidiary





                               By: /S/ JAMES S. BALLOUN
                               JAMES S. BALLOUN
                               Chairman, President and Chief Executive Officer



                               /S/ JOSEPH G. PARHAM, JR.
                               Name of Grantee:  JOSEPH G. PARHAM, JR.

                                                                         Page 39
                                                             Exhibit 10(iii)A(6)
                                   APPENDIX A


              Aspiration Award Program Illustration - FY 1999-2001


Name:      Joseph G. Parham, Jr.
Division:  Corporate
Position:  Senior Vice President, Human Resources
Salary:    $300,000




                                                     Achievement Level
                                        Threshold       Commitment      Aspiration
FY99-01 Economic Profit ($000,000)          **              **              **
Individual AAI Opportunity               $16,000         $64,000         $320,000


























** Confidential information has been omitted and filed separately with the Securities and Exchange Commission.

Page 40
                                                             Exhibit 10(iii)A(6)

                                                           Joseph G. Parham, Jr.
                                                                      Appendix A
                                                                     (continued)



                   ASPIRATION ACHIEVEMENT INCENTIVE AWARD FOR
                         1999 - 2001 PERFORMANCE PERIOD

                                  NSI CORPORATE



Formula:  Payout as a Percent of Commitment Award = a x EP + b


Below Commitment Level EP:
a =   0.06466
b = -1.46336


Above Commitment Level EP:
a =   0.13746
b = -4.23711


Notes:
1. EP = Cumulative Economic Profit for performance period, which will be expressed in millions, rounded to one decimal place.
2.  Values for "a" and "b" will be rounded to five  decimal  places.
3.  Payout percentages  will be  rounded  to a tenth of a  percent.
4. No award is payable below the Threshold Level EP, notwithstanding the formula set forth above.
5. The maximum award payable is 500% of the Commitment Level award, notwithstanding the formula set forth above.

Page 41
                                                             Exhibit 10(iii)A(6)


                                   APPENDIX B

                             ASPIRATION ACHIEVEMENT
                                 INCENTIVE AWARD
                               PERFORMANCE MEASURE


PERFORMANCE MEASURE                                 DEFINITION


Economic Profit                                     Sum of the  annual  economic
                                                    profits for the performance
                                                    cycle. Annual economic
                                                    profit shall be determined
                                                    as follows: Adjusted After-
                                                    Tax Profits (AATP) minus
                                                    [Average Invested Capital
                                                    times the Weighted Average
                                                    Cost of Capital(WACC)]


RELATED TERMS                                       DEFINITION


Average Invested Capital                            Average of the average
                                                    beginning and ending
                                                    Invested Capital balances
                                                    each month.

Adjusted After-Tax Profit (AATP)                    Adjusted Pre-Tax Profit
                                                    minus Book Income Taxes.

Adjusted Pre-Tax Profit(APTP)                       Income before provision for
                                                    income taxes plus interest
                                                    expense plus implied
                                                    interest on capitalized
                                                    operating leases.

Book Income Taxes                                   Reported tax rate(determined
                                                    by dividing the provision
                                                    for income taxes by the
                                                    income before the provision
                                                    for income taxes, as
                                                    reported in NSI's annual
                                                    financial statements)
                                                    applied to APTP.

Invested Capital                                    [Total assets  plus
                                                    capitalized operating leases
                                                    less short  and   long-term
                                                    investment in tax  benefits]
                                                    less  [non-interest  bearing
                                                    liabilities except for  self
                                                    insurance reserves and
                                                    deferred tax  credits
                                                    relating to the safe harbor
                                                    lease].

Weighted Average Cost of Capital (WACC)             Ten percent (10%) will be
                                                    the WACC for the Performance
                                                    Cycle ending August 31, 2001